Exhibit 10 (c)

      2004 NON-QUALIFIED STOCK OPTION AGREEMENT

Grant Date:                         May 5, 2004 ("Grant Date")

Employee:                           Name   ("Employee")

Number of Shares
Subject to the Option:               _______ ("Option Shares")

Exercise Price:                     $38.73 per share ("Exercise Price")

1.     Grant of Option. The Company grants to the Employee, as of the Grant Date, the right to purchase (the “Option”) any or all of the Option Shares at the Exercise Price, on the terms and conditions set forth herein and in the 2004 Stock-Based Compensation Plan (the “Plan”). The Option hereby granted is a non-qualified stock option.

2.     Vesting; Time of Exercise. One-fourth of the Option shall become exercisable on the first anniversary of the Grant Date, and an additional one-fourth of the Option shall become exercisable on each subsequent anniversary until the Option is fully vested on the fourth anniversary of the Grant Date.

        After becoming exercisable the Option will expire on May 5, 2014 (the “Expiration Date”), including in the case of the Employee’s Retirement or termination due to Disability prior to the Expiration Date, except as set forth below:

(a) if the Employee dies, the Option will expire on the earlier of the Expiration Date or the one-year anniversary of the date of death; or

(b) if the Employee’s employment with the Company terminates for any reason other than Retirement, Disability, death or removal for Cause, the Option will expire on the earlier of the Expiration Date or the 90-day anniversary of the date of such termination; or

(c) if the Employee is terminated for Cause, the Option will expire on the earlier of the Expiration Date or the commencement of business on the date of the Employee’s termination date.

3.     Manner of Exercise. You may exercise this Option by following the exercise procedures set up by the Company. In addition, all option exercise transactions by officers of the Company who are subject to Section 16 of the Securities and Exchange Act of 1934 are subject to prior review by and written pre-approval of the Company’s General Counsel.

4.     Payment for Option Shares. The option price for the Option Shares shall be paid within three days of the date of exercise in (i) cash, or (ii) with the consent of the Committee, in whole or in part, in shares of Common Stock held by the Employee for at least six months and valued at their Fair Market Value (as that term is defined in the Plan) on the date of exercise.

5.     Right to Offset. Notwithstanding any provision of this Agreement to the contrary, if at any time within (i) the term of this Option or (ii) within 3 months following termination of employment or (iii) within 3 months after the Employee exercises any portion of this Option, whichever is the latest, the Employee directly or indirectly engages in any activity in competition with any activity of the Company, or inimical, contrary or harmful to the interests of the Company, including without limitation: (a) conduct related to the Employee’s employment for which either criminal or civil penalties against the Employee may be sought; (b) acquisition of a direct or indirect interest or an option to acquire such an interest in any person or entity engaged in competition with, the Company’s business (other than an interest of not more than 5 percent of the outstanding stock of any publicly traded company); (c) accepting employment with or serving as a director, officer, employee or consultant of, or furnishing information to, or otherwise facilitating the efforts of, any person or entity engaged in competition with the Company’s business; (d) soliciting, employing, interfering with, or attempting to entice away from the Company any employee who has been employed by the Company in an executive or supervisory capacity within one year prior to such solicitation, employment, interference or enticement; (e) violation of Company policies, including the Company’s insider-trading policy; (f) using for the Employee’s or others, or disclosing to others, any confidential or proprietary information of the Company in contravention of any Company policy or agreement, then any and all rights to exercise this Option shall terminate and any option gain realized by the Employee from exercising all or any portion of this Option shall be paid by the Employee to the Company. By accepting this Option, the Employee consents to a deduction from any amounts the Company owes the Employee, including amounts owed as wages or other compensation, fringe benefits, or vacation paid, to the extent of the amount owed under this heading. Whether or not the Company elects to make any set-off in whole or in part, if the Company does not recover by means of set-off the full amount the Employee owes, calculated as set forth above, the Employee agrees to pay immediately the unpaid balance to the Company.

6.     Withholding. The Company shall have the right to require the Employee to remit to the Company an amount sufficient to satisfy any Federal, state or local withholding tax requirements prior to the delivery of any certificate for such shares, or in the discretion of the Committee, the Company may withhold from the shares to be delivered shares sufficient to satisfy all or a portion of such tax withholding requirements.

7.     No Right to Continued Employment. Nothing in this Agreement shall confer on the Employee the right to continue employment with the Company or interfere in any way with the right of the Company to terminate the Employee’s employment at any time.

8.     Amendment. The Committee shall have the power unilaterally and without approval of the Employee to amend this Option in order to carry out the purposes of the Plan so long as such an amendment does not take away any benefit granted to the Employee by this Option and as long as the amended Option comports with the terms of the Plan.

9.     Interpretation. The Committee shall have the sole power to resolve any dispute or disagreement arising out of this Agreement. The Committee’s interpretation and construction of any provision of this Option or the Plan shall be final and conclusive and, insofar as possible, shall be consistent with the requirements of a non-qualified stock option. Except to the extent preempted by any applicable federal law, this Option will be construed and administered in accordance with the laws of the Commonwealth of Pennsylvania, without reference to the principles of conflicts of law of such state.

10.     Plan Document. This Option is subject to the applicable terms and conditions of the Plan, which are incorporated herein by reference, and in the event of any contradiction, distinction or differences between this Agreement and the terms of the Plan, the terms of the Plan will control. All capitalized terms used herein, not otherwise defined herein, shall have the meanings set forth in the Plan.

11.     Entire Agreement. This Non-Qualified Stock Option Agreement, including the terms and conditions of the Plan, is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

        You must sign and return a copy of this Agreement to the Secretary of the Company. Your executed copy must be returned within sixty (60) days, otherwise, this Option will lapse and become null and void as of its inception. Therefore, intending to be legally bound, the parties have executed this Agreement in two counterparts as of the Grant Date.

                                         WEST PHARMACEUTICAL SERVICES, INC.

                                         /s/ John R. Gailey III
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                                   By:   John R. Gailey III, Secretary

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                                                       Name